Exhibit 24.3

SPRINT COMMUNICATIONS, INC.

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of Sprint Communications, Inc., a Kansas corporation (the “Company”), a wholly-owned subsidiary of Sprint Corporation, a Delaware corporation (“Sprint”), hereby constitutes and appoints Raul Marcelo Claure, Joseph J. Euteneuer, Charles R. Wunsch, Timothy P. O’Grady and Greg D. Block, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 (the “Registration Statement”) relating to the registration of certain of the Company’s guarantees of certain of Sprint’s securities, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 5th day November, 2014.

/s/ Raul Marcelo Claure Raul Marcelo Claure President (Principal Executive Officer)	/s/ Joseph J. Euteneuer Joseph J. Euteneuer Chief Financial Officer (Principal Financial Officer)

/s/ Paul W. Schieber, Jr. Paul W. Schieber, Jr. Vice President and Controller (Principal Accounting Officer)	/s/ Stefan K. Schnopp Stefan K. Schnopp Director

/s/ Timothy P. O’Grady Timothy P. O’Grady Director	/s/ Charles R. Wunsch Charles R. Wunsch Director